ALAMO GROUP ANNOUNCES 2016 SECOND QUARTER RESULTS            PAGE 1

	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
2016 SECOND QUARTER RESULTS

SEGUIN, Texas, August 4, 2016 - Alamo Group Inc. (NYSE: ALG) today reported results for the second quarter ended June 30, 2016.

Highlights for the Quarter

•	Net income for the quarter up 8.8% to $10.6 million

•	Net sales for the quarter down 2.0% at $211.5 million

•	Net income for the first six months up 12.6% to a record $19.2 million

•	Net sales for the first six months down 0.3% at $422.5 million

Alamo Group’s net sales for the second quarter of 2016 were $211.5 million compared to $215.7 million in the second quarter of 2015, a decrease of 2.0%. Net income for the quarter was $10.6 million, or $0.92 per diluted share, compared to net income of $9.7 million, or $0.84 per diluted share, in 2015. This is an increase of 8.8% in net income and 9.5% in earnings per share. Net sales in the second quarter were impacted by a variety of factors including currency translation effects as a result of the continued strong U.S. dollar, the weak worldwide agricultural market, and ongoing weakness in the European economy which was further affected by uncertainty surrounding the Brexit vote in the U.K., among others. Even with the decrease in sales, net income was up as a result of higher gross margins despite higher effective tax rates.

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ALAMO GROUP ANNOUNCES 2016 SECOND QUARTER RESULTS            PAGE 2

For the first six months of 2016 net sales were $422.5 million compared to $423.5 million in the previous year, a decrease of 0.3%. Net income for the first half of 2016 was $19.2 million, or $1.67 per diluted share, versus $17.1 million, or $1.49 per diluted share in 2015. This is an increase of 12.6% in net income and 12.1% in earnings per diluted share.

Sales by Division
Alamo Group’s Industrial Division net sales in the second quarter of 2016 were $117.1 million compared to $118.5 million in the second quarter of 2015, a decrease of 1.2%. The decrease was due to weakness in sales of vacuum trucks to non-governmental end users, as other products in the Division exhibited greater stability. For the first six months of 2016 net sales in the Division were $240.4 million versus $235.4 million in 2015, an increase of 2.1%.

The Company’s Agricultural Division recorded net sales of $51.8 million in the second quarter of 2016, a decrease of 2.1% compared with net sales of $53.0 million in the prior year. This reflects the continuing softness in the overall agricultural market which is anticipated to result in lower farm incomes in 2016. For the first six months of the year net sales in the Agricultural Division were $100.5 million compared to net sales of $101.4 million in the first half of 2015, a decrease of 0.9%

Alamo’s European Division net sales in the second quarter of 2016 were $42.5 million, a decrease of 3.9% compared to net sales of $44.2 million in the comparable period of 2015. European general economic conditions have been stagnant for the last several years and the quarter was further impacted by delays related to uncertainty surrounding the recent Brexit vote in the U.K. For the first six months of 2016, net sales in the Division were $81.5 million compared with $86.7 million in the first six months of 2015, a decrease of 5.9%.

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ALAMO GROUP ANNOUNCES 2016 SECOND QUARTER RESULTS            PAGE 3

Comments on Results
Ron Robinson, Alamo Group’s President and CEO, commented, “We are pleased with the progress Alamo is making in 2016. While sales were essentially flat in the first half of the year as a result of the economic headwinds we continue to experience, earnings and cash flow are improving at a healthy rate as a result of our ongoing focus on operational improvement. These improvements come from a collective effort across all aspects of our business including, among others, improved manufacturing efficiencies, purchasing initiatives and control of overhead expenses that resulted in improved margins and a more than 12% increase in net income for the first six months of 2016, compared to the same period in 2015. These results were achieved despite the higher average tax rate that was primarily due to our units with the strongest earnings growth being in higher tax jurisdictions. Our income statement was not the only beneficiary of these efforts as our asset utilization showed similar improvements resulting in total debt, net of cash, at nearly $49 million(1) below the previous year’s level. All in all, an admirable result.”

Mr. Robinson further stated, “While we believe we can continue to show ongoing operational improvement, we remain concerned about the lack of growth in some of our markets and the overall economy in general. Our Industrial Division continues to show reasonable stability with our governmental end users, who are the main customers in this segment, but the sales of equipment to other types of end users such as those in the construction, mining and oilfield business remains challenged and there is little evidence of improvement for the balance of 2016. Similarly, our agricultural products, while holding up better than the overall sector, continue to be constrained by lower farm incomes that are unlikely to show improvement until 2017. Europe has also been affected for the last several years by general economic weakness that seemed to be further impacted by delays and uncertainty leading up to the Brexit vote in the U.K. There is certainly a lot of ongoing concern about how the U.K.’s decision to leave the European Union will ultimately play out, but we are cautiously optimistic that our European markets will show some improvement in the second half of 2016 as the situation stabilizes and based on the relative stability in the demand for the types of products we manufacture. We also believe that in the longer term Alamo

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ALAMO GROUP ANNOUNCES 2016 SECOND QUARTER RESULTS            PAGE 4

Group will not experience a material impact from this event, though there will certainly be some bumps along the way. The exit process itself could take several years to complete during which we believe business should continue as usual. There will be short term effects such as currency fluctuations and longer term effects based on the ultimate trading arrangements established between the U.K., European Union and other trading partners which could have both positive and negative effects for our Company. However, we feel that demand for our types of equipment will be relatively stable throughout this process and, with operations in both the U.K. and France, we should be able to meet requirements both within and outside the European Union.”

Mr. Robinson concluded, “As a result of the above factors, we do not see much strengthening in Alamo’s sales in the second half of 2016, but feel the prospects for 2017 and beyond hold more reasonable growth potential. In addition, our backlog, though down more than we would have liked in the first half in 2016, remains at a healthy level of over $130 million. This backlog, plus the benefits of our ongoing improvement initiatives provide confidence in our outlook for the rest of 2016 and we believe overall market improvement will propel us beyond that. Finally, we believe acquisitions will continue to be a driving force in Alamo Group’s ongoing development. Activity in this area remains strong and we are diligently pursuing reasonable opportunities. Accordingly, we remain optimistic about the future for Alamo Group.”

Earnings Conference Call
Alamo Group will host a conference call to discuss second quarter financial results on Friday, August 5, 2016 at 11:00 a.m. Eastern (10:00 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific).  Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 888-428-9480 (domestic) or 719-457-2689 (international). For interested individuals unable to join the call, a replay will be available

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ALAMO GROUP ANNOUNCES 2016 SECOND QUARTER RESULTS            PAGE 5

until Friday, August 12, 2016 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 5480868.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Friday, August 5, 2016, beginning at 11:00a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,000 employees and operates 24 plants in North America, Europe, Australia and Brazil as of June 30, 2016. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.
Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, political changes and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #
(1) This is a non-GAAP financial measure. For a reconciliation of non-GAAP measures please refer to Attachments 1, 2 and 3.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$44,972	$34,522
Accounts receivable, net	196,901	194,942
Inventories	159,840	175,440
Other current assets	6,559	12,548
Total current assets	408,272	417,452

Rental equipment, net	34,063	44,437

Property, plant and equipment	70,673	69,391

Goodwill	75,919	77,389
Intangible assets	51,724	55,010
Other non-current assets	4,677	1,558

Total assets	$645,328	$665,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$55,702	$60,806
Income taxes payable	1,159	338
Accrued liabilities	33,081	36,060
Current maturities of long-term debt and capital lease obligations	1,211	528
Other current liabilities	—	322
Total current liabilities	91,153	98,054

Long-term debt, net of current maturities	164,003	203,014
Deferred pension liability	3,926	4,788
Other long-term liabilities	5,843	5,940
Deferred income taxes	4,165	5,544

Total stockholders’ equity	376,238	347,897

Total liabilities and stockholders’ equity	$645,328	$665,237

KAlamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015

Industrial	$117,146	$118,521	$240,424	$235,433
Agricultural	51,845	52,981	100,507	101,438
European	42,498	44,232	81,529	86,661
Total net sales	211,489	215,734	422,460	423,532

Cost of sales	159,311	165,069	320,005	327,330
Gross margin	52,178	50,665	102,455	96,202
	24.7%	23.5%	24.3%	22.7%

Operating expenses	34,137	34,230	68,125	67,639
Income from operations	18,041	16,435	34,330	28,563
	8.5%	7.6%	8.1%	6.7%

Interest expense	(1,523)	(1,848)	(2,929)	(3,471)
Interest income	56	41	118	93
Other income (expense)	242	488	(380)	1,348

Income before income taxes	16,816	15,116	31,139	26,533
Provision for income taxes	6,254	5,406	11,918	9,464

Net Income	$10,562	$9,710	$19,221	$17,069

Net income per common share:

Basic	$0.93	$0.86	$1.69	$1.51

Diluted	$0.92	$0.84	$1.67	$1.49

Average common shares:
Basic	11,422	11,352	11,405	11,316

Diluted	11,550	11,498	11,529	11,467

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

From time to time, Alamo Group reports each of net sales, operating income and net income excluding the impact of acquisitions, dispositions or restructuring and consolidations which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 1 discloses a non-GAAP financial measure for Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS to exclude the impact of inventory step up charge connected to an acquisition. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. In this press release, we disclose a reduction in our total debt, net of cash, which is a non-GAAP financial measure. Attachment 3 shows a non-GAAP financial presentation that describes the consolidated net change of the total debt, net of cash.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Operating Income - GAAP	$18,041	$16,435	$34,330	$28,563
(add: inventory step charge)	—	775	—	2,530
(add: expenses relating to system conversion)	—	394	—	671
Adjusted Operating Income - non-GAAP	$18,041	$17,604	$34,330	$31,764

Net Income - GAAP	$10,562	$9,710	$19,221	$17,069
Adjustments (after tax):
(add: inventory step charge)	—	498	—	1,628
(add: expenses relating to system conversion)	—	253	—	431
Adjusted Net Income - non-GAAP	$10,562	$10,461	$19,221	$19,128

Diluted EPS - GAAP	$0.92	$0.84	$1.67	$1.49
(add: inventory step charge)	—	0.04	—	0.14
(add: expenses relating to system conversion)	—	0.02	—	0.04
Adjusted Diluted EPS - non-GAAP	$0.92	$0.90	$1.67	$1.67

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended June 30,			Change due to currency translation
	2016	2015	% change from 2015	$	%

Industrial	$117,146	$118,521	(1.2)%	$(597)	(0.5)%
Agricultural	51,845	52,981	(2.1)%	(269)	(0.5)%
European	42,498	44,232	(3.9)%	(863)	(2.0)%
Total net sales	$211,489	$215,734	(2.0)%	$(1,729)	(0.8)%

	Six Months Ended June 30,			Change due to currency translation
	2016	2015	% change from 2015	$	%

Industrial	$240,424	$235,433	2.1%	$(1,678)	(0.7)%
Agricultural	100,507	101,438	(0.9)%	(699)	(0.7)%
European	81,529	86,661	(5.9)%	(2,536)	(2.9)%
Total net sales	$422,460	$423,532	(0.3)%	$(4,913)	(1.2)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	June 30, 2016	June 30, 2015	Net Change

Current maturities	$1,211	$528
Long-term debt,net of current	164,003	203,014
Total Debt	$165,214	$203,542

Total Cash	44,972	34,522
Total Debt Net of Cash	$120,242	$169,020	$48,778